UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 28, 2020

Steel Connect, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35319	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170 Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (781) 663-5000

(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	STCN	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 28, 2020, Steel Connect, Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the closing bid price of the Company’s common stock has not been maintained at the minimum required closing bid price of at least $1.00 per share as required for continued listing on The NASDAQ Global Select Market pursuant to Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”). The Nasdaq letter is a notice of deficiency, not delisting, and has no immediate effect on the Nasdaq listing or trading of the Company’s common stock.

Given the extraordinary market conditions due to the COVID-19 pandemic, Nasdaq has determined to toll the compliance periods for the Minimum Bid Price Rule and the market value of publicly held shares requirement through June 30, 2020 (the “Tolling Period”).

The Company may regain compliance with the Minimum Bid Price Rule during the Tolling Period, or in accordance with Nasdaq Listing Rules, during the 180 calendar day period from July 1, 2020 to December 28, 2020. If at any time through December 28, 2020, the closing bid price of the Company’s common stock is at least $1.00 for a minimum of ten consecutive business days, Nasdaq will provide written notification to the Company that it complies with the Minimum Bid Price Rule. In the event the Company does not regain compliance by December 28, 2020, the Company may be eligible for additional time to regain compliance of up to an additional 180 calendar days.
The Company intends to monitor the closing bid price for its common stock between now and December 28, 2020, and take reasonable measures to regain compliance under the NASDAQ Listing Rules and to maintain the listing of its common stock on The NASDAQ Global Select Market. While the Company plans to review all available options, there can be no assurance that it will be able to regain compliance with the NASDAQ Listing Rules.
Note Regarding Forward-Looking Statements
This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this report that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact, including without limitation, those with respect to the Company's goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the adverse impact of the ongoing coronavirus outbreak on our operations; fluctuations in demand for our products and services, general economic conditions and public health crises, such as the ongoing coronavirus outbreak; the Company's ability to execute on its business strategy and to achieve anticipated synergies and benefits from business acquisitions, including any cost reduction plans and the continued and increased demand for and market acceptance of its services, which could negatively affect the Company's ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally; the Company's ability to repay indebtedness; failure to realize expected benefits of restructuring and cost-cutting actions; the Company's ability to preserve and monetize its net operating losses; difficulties integrating technologies, operations and personnel in accordance with the Company's business strategy; client or program losses; demand variability with clients to which the Company sells on a purchase order basis rather than pursuant to contracts with minimum purchase requirements; failure to settle disputes and litigation on terms favorable to the Company; risks inherent with conducting international operations; and increased competition and technological changes in the markets in which the Company competes. For a detailed discussion of cautionary statements and risks that may affect the Company's future results of operations and financial results, please refer to the Company's filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, the risk factors in the Company's Annual Report on Form 10-K filed with the SEC on October 15, 2019 and subsequently filed Quarterly Reports on Form 10-Q. These filings are available on the Company's Investor Relations website under the "SEC Filings" tab.
All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEEL CONNECT, INC.

Date: April 29, 2020	By:	/S/ DOUGLAS B. WOODWORTH
Douglas B. Woodworth
Chief Financial Officer
(Principal Financial Officer)